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                                                                     Exhibit 5.3

                                             October 15, 2003



PXRE Capital Trust IV
c/o PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton HM 12
Bermuda

         Re:      PXRE Capital Trust IV

Ladies and Gentlemen:

         We have acted as special Delaware counsel for PXRE Capital Trust IV, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

         (a) The Certificate of Trust of Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 19, 2003;

         (b) The Trust Agreement, dated as of May 19, 2003 among PXRE Group Ltd., a Bermuda company (the "Company") and the trustee named therein;

         (c) The Registration Statement, as amended (the "Registration Statement"), on Form S-3, including a preliminary prospectus (the "Prospectus") relating to the Capital Securities of the Trust representing beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities"), filed by the Company and the Trust with the Securities and Exchange Commission on July 29, 2003;

         (d) A form of Amended and Restated Trust Agreement for the Trust (the "Trust Agreement"), to be entered into among the Company, the trustee of the Trust named therein, the administrators named therein and the several holders defined therein (including the form of Capital Securities Certificate attached thereto as Exhibit D), attached as an exhibit to the Registration Statement; and

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PXRE Capital Trust IV
c/o PXRE Group Ltd.
October 15, 2003
Page 2


         (e) A Certificate of Good Standing for the Trust, dated September 9, 2003, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation,
(iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties (other than the Trust) thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Securities Certificate for such Capital Security and the payment for such Capital Security, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Capital Securities will be authenticated, issued and sold to the Capital Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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PXRE Capital Trust IV
c/o PXRE Group Ltd.
October 15, 2003
Page 3


         1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

         2. The Capital Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

         3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Trust Agreement.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


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